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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in the registration statement on Form S-1 of our report dated May 29, 1996, except as to the information in Note J, for which the date is June 28, 1996, on our audit of the financial statements of FreeLoader, Inc. as of December 31, 1995, and for the period from November 13, 1995 (date of inception) to December 31, 1995. We also consent to the reference to our firm under the caption "Experts."

                                          COOPERS & LYBRAND L.L.P.

Boston, Massachusetts

September 4, 1996